                                                                     Exhibit 3.2

                             AMENDED AND RESTATED
                                    BY-LAWS

                                      OF

                          INSESSION TECHNOLOGIES, INC.

                             A Delaware Corporation






                          Effective as of May 16, 2000



ARTICLE 1    OFFICES.............................................................   1
      1.1  Registered Office and Agent...........................................   1
      1.2  Other Offices.........................................................   1

ARTICLE 2    MEETINGS OF STOCKHOLDERS............................................   1
      2.1  Annual Meeting........................................................   1
      2.2  Special Meeting.......................................................   1
      2.3  Place of Meetings.....................................................   2
      2.4  Notice................................................................   2
      2.5  Voting List...........................................................   2
      2.6  Quorum................................................................   3
      2.7  Required Vote; Withdrawal of Quorum...................................   3
      2.8  Method of Voting; Proxies.............................................   3
      2.9  Record Date...........................................................   4
     2.10  Business at Annual Meetings; Advance Notice of Stockholder Proposals..   5
     2.11  Conduct of Meeting....................................................   6
     2.12  Inspectors............................................................   7

ARTICLE 3    DIRECTORS...........................................................   7
      3.1  Management............................................................   7
      3.2  Number; Qualification; Election; Term.................................   7
      3.3  Change in Number......................................................   7
      3.4  Removal...............................................................   8
      3.5  Vacancies.............................................................   8
      3.6  Meetings of Directors.................................................   8
      3.7  Election of Officers..................................................   8
      3.8  Regular Meetings......................................................   9
      3.9  Special Meetings......................................................   9
     3.10  Notice................................................................   9
     3.11  Quorum; Majority Vote.................................................   9
     3.12  Procedure.............................................................   9
     3.13  Presumption of Assent.................................................   9
     3.14  Compensation..........................................................  10
     3.15  Telephone Meetings....................................................  10
     3.16  Action Without a Meeting..............................................  10



ARTICLE 4    COMMITTEES..........................................................  10
      4.1  Designation...........................................................  10
      4.2  Number; Qualification; Term...........................................  10
      4.3  Authority.............................................................  10
      4.4  Committee Changes.....................................................  11
      4.5  Alternate Members of Committees.......................................  11
      4.6  Regular Meetings......................................................  11
      4.7  Special Meetings......................................................  11
      4.8  Quorum; Majority Vote.................................................  11
      4.9  Minutes...............................................................  11
     4.10  Compensation..........................................................  11
     4.11  Responsibility........................................................  11

ARTICLE 5    NOTICE..............................................................  12
      5.1  Method................................................................  12
      5.2  Waiver................................................................  12

ARTICLE 6    OFFICERS............................................................  12
      6.1  Number; Titles; Term of Office........................................  12
      6.2  Removal...............................................................  12
      6.3  Vacancies.............................................................  13
      6.4  Authority.............................................................  13
      6.5  Compensation..........................................................  13
      6.6  Chairman of the Board.................................................  13
      6.7  Chief Executive Officer...............................................  13
      6.8  President.............................................................  13
      6.9  Vice Presidents.......................................................  14
     6.10  Treasurer.............................................................  14
     6.11  Assistant Treasurers..................................................  14
     6.12  Secretary.............................................................  14
     6.13  Assistant Secretaries.................................................  14

ARTICLE 7    CERTIFICATES AND STOCKHOLDERS.......................................  15
      7.1  Certificates for Shares...............................................  15
      7.2  Replacement of Lost or Destroyed Certificates.........................  15
      7.3  Transfer of Shares....................................................  15



      7.4  Registered Stockholders...............................................  15
      7.5  Regulations...........................................................  16
      7.6  Legends...............................................................  16

ARTICLE 8    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEE AND OTHER AGENTS...  16
      8.1  Indemnification of Directors and Officers.............................  16
      8.2  Indemnification of Others.............................................  16
      8.3  Insurance.............................................................  17
      8.4  Expenses..............................................................  17
      8.5  Non-Exclusivity of Rights.............................................  17
      8.6  Survival of Rights....................................................  17
      8.7  Contractual Nature; Amendments........................................  18

ARTICLE 9    MISCELLANEOUS PROVISIONS............................................  18
      9.1  Dividends.............................................................  18
      9.2  Reserves..............................................................  18
      9.3  Books and Records.....................................................  18
      9.4  Fiscal Year...........................................................  18
      9.5  Seal..................................................................  18
      9.6  Resignations..........................................................  18
      9.7  Securities of Other Corporations......................................  18
      9.8  Invalid Provisions....................................................  19
      9.9  Mortgages, etc........................................................  19
     9.10  Headings..............................................................  19
     9.11  References............................................................  19
     9.12  Amendments............................................................  19

                              AMENDED AND RESTATED
                                    BY-LAWS

                                       OF

                          INSESSION TECHNOLOGIES, INC.

                             A Delaware Corporation


                                    PREAMBLE

     These by-laws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation of Insession Technologies, Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these by-laws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                                   ARTICLE 1

                                    OFFICES

     1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

     2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.2 Special Meeting. A special meeting of stockholders may be called at any time by the Chairman of the Board or the board of directors. In addition, prior to the Trigger Date (as defined in the certificate of incorporation), the Corporation will call a special meeting of stockholders promptly upon request by Transaction Systems Architects, a Delaware corporation

("TSA"). A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

     2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

     2.4  Notice.

          (a) Written or printed notice stating the place, day and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Chief Executive Officer, the President, the Secretary or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

          (b) Notice shall not be required to be given to any stockholder to whom (i) notices of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting during the period between such two annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period have been mailed addressed to such stockholder at his address as shown on the records of the Corporation and have been returned undeliverable. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such stockholder shall be reinstated.

     2.5 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

     2.6 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation or these by-laws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.8 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, or by any proxy method permitted by the Delaware General Corporation Law. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

     2.9  Record Date.

          (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than 10 days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

               (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

               (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto; and

               (iii) a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          (b) Prior to the Trigger Date, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting prior to the Trigger Date, when no prior action by the board of directors is required by law or these by-laws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office in the State of Delaware, principal place of business or such officer or agent shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law or these by-laws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting prior to the Trigger Date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     2.10  Business at Annual Meetings; Advance Notice of Stockholder Proposals.
(a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.10.

     (b) In order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the Secretary of the Corporation. To be considered timely, a stockholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting or such other time period as may be required or permitted by applicable law or
(ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than a reasonable time prior to the date the Corporation begins to print and mail its proxy materials, as determined by the board of directors. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2001, the first anniversary of the previous year's meeting shall be deemed to be February 22, 2000.

     (c) Nomination of persons for election to the board of directors may be made by (i) the board of directors or any committee designated by the board of directors or (ii) by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. However, nominations other than those made by the board of directors or its designated committee must comply with the procedures set forth in this Section 2.10, and no person shall be eligible for election as a director unless nominated in accordance with the terms of this Section 2.10. Any person nominated for election as director by the board of directors or any committee designated by the board of directors shall, upon the request of the board of directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.

     (d) A stockholder may nominate a person or persons for election to the board of directors by giving written notice to the Secretary of the Corporation in accordance with the procedures set forth in subsection (b) above.

     (e) The Secretary of the Corporation shall deliver any stockholder proposals and nominations received in a timely manner for review by the board of directors or a committee designated by the board of directors.

     (f) A stockholder's notice to submit business to an annual meeting of stockholders shall set forth (i) the name and address of the stockholder, (ii) the class and number of shares of stock beneficially owned by such stockholder,
(iii) the name in which such shares are registered on the stock transfer books of the Corporation, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the stockholder in the business to be submitted and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information required by law or otherwise reasonably requested by the Corporation.

     (g) In addition to the information required above to be given by a stockholder who intends to submit business to a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the board of directors then such stockholder's notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (vi) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     (h) (i) Once business has been properly brought before the meeting in accordance with the foregoing procedures, nothing herein shall be deemed to preclude discussion by any stockholder of any such business; provided, however, that if the stockholder bringing such matter before the meeting withdraws such matter, such matter shall no longer be properly before the meeting.

          (ii) The chairman of a meeting of stockholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting or a nomination was not made, in accordance with the procedures prescribed in this Section 2.10, and if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be transacted or such defective nomination shall be disregarded.

     2.11 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, if such office has been filled, and, if not or if the Chief Executive Officer is absent or otherwise unable to act, the President, shall preside at all meetings of stockholders. The Secretary, or, if the Secretary not be present, any Assistant Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these by-laws or by some person appointed by the meeting.

     2.12 Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, or if inspectors shall not have been appointed, the chairman of the meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                   ARTICLE 3

                                   DIRECTORS

     3.1 Management. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation or these by-laws, the board of directors may exercise all the powers of the Corporation.

     3.2 Number; Qualification; Election; Term. The number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors. Except as otherwise required by law, the certificate of incorporation of the Corporation or these by-laws, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the shares of common stock of the Corporation as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Directors shall be elected at an annual meeting at which a quorum is present by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

     3.3 Change in Number. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     3.4 Removal. Except as otherwise restricted by statute, the certificate of incorporation of the Corporation or these by-laws, any director or the entire board of directors may be removed from office only for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

     3.5 Vacancies. Unless otherwise provided in the certificate of incorporation or these by-laws:

          (i) Any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other causes unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, and except as otherwise provided by law, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and not by the stockholders. Each director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office.

          (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Except as otherwise provided in these by-laws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these by-laws with respect to the filling of other vacancies.

     3.6 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

     3.7 Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

     3.8 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

     3.9 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President or any director.

     3.10 Notice. The Secretary shall give notice of each special meeting to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.11 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these by-laws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation or these by-laws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these by-laws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     3.12 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, if such office has been filled, and, if not or if the Chief Executive Officer is absent or otherwise unable to act, the President, shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

     3.13 Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.14 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof, provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

     3.15 Telephone Meetings. Members of the board of directors and members of a committee of the board of directors may participate in and hold a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.16 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation of the Corporation or by these by-laws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board of directors or committee, as the case may be.

                                   ARTICLE 4

                                   COMMITTEES

     4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

     4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or as a director or (c) his removal as a committee member or as a director.

     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation or these by-laws.

     4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of and to discharge any committee.

     4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation or these by-laws.

     4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute book of the Corporation.

     4.10 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed by law upon the board of directors or such director.

                                   ARTICLE 5

                                    NOTICE

     5.1 Method. Whenever by statute, the certificate of incorporation of the Corporation or these by-laws notice is required to be given to any committee member, director or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex or facsimile). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex or facsimile shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     5.2 Waiver. Whenever any notice is required to be given to any stockholder, director or committee member of the Corporation by statute, the certificate of incorporation of the Corporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE 6

                                   OFFICERS

     6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a President, a Secretary and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, and one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), Assistant Secretaries, Assistant Treasurers and other officers. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

     6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these by-laws or as may be determined by resolution of the board of directors not inconsistent with these by-laws.

     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board, the Chief Executive Officer, the President or a committee of directors.

     6.6 Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation.

     6.7 Chief Executive Officer. The Chief Executive Officer, if elected by the board of directors, shall have, subject to the board of directors, general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business, with all powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The Chief Executive Officer may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him in the ordinary conduct of the Corporation's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these by-laws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. The Chief Executive Officer may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same. If the board of directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

     6.8 President. The President, if any, shall perform such duties as are conferred upon him by these by-laws or as may from time to time be assigned to him by the Chairman of the Board, the Chief Executive Officer, if any, or the board of directors. As determined by the board of directors, the President shall, in the absence or disability of the Chairman of the Board and the Chief Executive Officer, perform the duties and exercise the powers of the Chairman of the Board and the Chief Executive Officer and shall perform such other duties as the board of directors may from time to time prescribe. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board and the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of the Chairman of the Board and the Chief Executive Officer at the time such action was taken.

     6.9 Vice Presidents. If the board of directors elects or appoints one or more Vice Presidents, each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Chief Executive Officer or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     6.10 Treasurer. If the board of directors elects or appoints a Treasurer, the Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, the Chief Executive Officer or the President.

     6.11 Assistant Treasurers. If the board of directors elects or appoints one or more Assistant Treasurers, each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Chief Executive Officer or the President, and (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.12 Secretary. Except as otherwise provided in these by-laws, the Secretary shall keep the minutes of all meetings of the board of directors and stockholders in books provided for that purpose, and he shall attend to the giving and servicing of all notices. He may sign with the Chairman of the Board, the Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board, the Chief Executive Officer or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, the Chief Executive Officer and the President.

     6.13 Assistant Secretaries. If the board of directors elects or appoints one or more Assistant Secretaries, each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, the Chief Executive Officer or the President, and (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

                                   ARTICLE 7

                         CERTIFICATES AND STOCKHOLDERS

     7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim or expense resulting from a claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.

     7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                                   ARTICLE 8

       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEE AND OTHER AGENTS

     8.1 Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized in advance by the board of directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law or (d) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 8.1, a "director" or "officer" of the Corporation includes any person (i) who is or was a director or officer of the Corporation,
(ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     8.2 Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 8.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation,
(b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     8.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation.

     8.4 Expenses. (a) The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under these by-laws or otherwise; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the Corporation.

     (b)  Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 8.5, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

     8.5 Non-Exclusivity of Rights. The rights conferred on any person by these by-laws shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

     8.6 Survival of Rights. The rights conferred on any person by these by-laws shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     8.7  Contractual Nature; Amendments. The rights granted pursuant to this
Article 8 shall be deemed contract rights, and any repeal or modification of these by-laws shall only be prospective and shall not affect the rights under these by-laws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     9.2 Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in their discretion.

     9.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     9.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall commence on October 1 of each year and end the following September 30.

     9.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

     9.6 Resignations. Any director, committee member or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     9.7 Securities of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

     9.8 Invalid Provisions. If any part of these by-laws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     9.9 Mortgages, etc. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary, or unless such attestation is required by law.

     9.10 Headings. The headings used in these by-laws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     9.11 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

     9.12 Amendments. These by-laws may be altered, amended or repealed, in whole or in part, and new by-laws may be adopted (a) by the affirmative vote of stockholders with at least a majority of the combined votes of Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any by-law inconsistent with, Sections 2.2, 2.10 and 2.13 of Article 2, Sections 3.2, 3.4 and 3.5 of Article 3 and Section 9.12 of this Article 9 of these by-laws or this sentence, by the stockholders shall require the affirmative combined vote of shares representing not less than 80% of the combined voting power of Voting Stock; and provided further, however, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new by-law or by-laws must be contained in the notice of such meeting, or (b) by action of the board of directors. Notwithstanding the foregoing, in the event any amendment to these by-laws would result in a direct conflict between the provisions of these by-laws and the provisions of the certificate of incorporation of the Corporation, the amendment to these by-laws shall not be effective until the amendment to the certificate of incorporation is effective.

     The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing by-laws were adopted by unanimous consent by the directors of the Corporation as of May 16, 2000.


                                    /s/
                                    --------------------------------
                                    Neal Klegerman, Secretary

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